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                                                               Exhibit No. 10(b)
                    [Morgan, Lewis & Bockius LLP Letterhead]


Michael Berenson
(202) 739-5450
mberenson@morganlewis.com

April 29, 2003




Homestead Funds, Inc.
4301 Wilson Boulevard
Arlington, Virginia  22203


Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in post-effective amendment no. 25 to the registration statement on Form N-1A (File No. 33-35788) for Homestead Funds, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                                     Very truly yours,

                                                     MORGAN, LEWIS & BOCKIUS LLP


                                                     By: /s/ Michael Berenson
                                                          Michael Berenson